UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2012

CORD BLOOD AMERICA, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-50746	90-0613888
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1857 Helm Drive, Las Vegas, NV 89119
 (Address of Principal Executive Office) (Zip Code)

(702) 914-7250
 (Registrant’s telephone number, including area code)
_______________________________

Copies to:
Joseph R. Vicente
1857 Helm Drive, Las Vegas, NV 89119
Phone: (702) 914-7250
Fax: (702) 914-7251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         Entry into a Material Definitive Agreement

As of June 22, 2012, Cord Blood America, Inc. (the "Company") entered into an Agreement with SEBASTIÁN NICOLÁS NEUSPILLER, DIEGO ESTEBAN RISSOLA, JORGE ALEJANDRO JURADO, MAURO LEONARDO BRUNO, and ALEJANDRO JORGE RICO DOUGLAS (the "Sellers"), from whom the Company purchased its majority ownership interest in Biocordcell Argentina S.A., an Argentine corporation (“BioCells”) in 2010.

The Agreement operates as a settlement between the parties as to the amount of compensation owed by the Company to BioCells as “earn-out” compensation under the Stock Purchase Agreement entered into between the parties on or around September 20, 2010, whereby the Company acquired its majority interest in BioCells.  Under the Stock Purchase Agreement, for the earn-out the Company could have owed the Sellers up to $705,000 plus a sum equal to 20% of the amount of BioCells Net Profit (defined in the Stock Purchase Agreement) for fiscal year 2011 exceeding $577,000.

Instead, under the Agreement, the Company will pay the Sellers the following: $25,000 on or before June 30, 2012; $10,000 on or before July 31, 2012; and $25,000 on or before September 30, 2012, for a total cash payment of $60,000.  In addition, the Sellers will collect the Company’s portion of BioCells shareholder dividends for fiscal years 2012 and 2013, up to a maximum amount of $440,000.  Also, if BioCells is sold before April 2014 and certain thresholds for purchase price and payment are met or exceeded, then the Sellers could receive additional compensation, specifically an amount which equals $705,000 minus any amounts paid pursuant to the cash payments and payments from the Company’s shareholder dividends, which are detailed above.  That sum would be paid to the Sellers out of the proceeds of such a sale.

Additional consideration and agreements between the parties are set forth in the Agreement.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 8.01          Other Events.

On June 25, 2012, the Company issued a press release regarding the transaction detailed in this report.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are furnished herewith:

Exhibit No.        Description

10.1                    Agreement between the Sellers and the Company effective as of June 22, 2012

99.1                    Press Release dated June 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.

Date: June 25, 2012	By:	/s/ Joseph R. Vicente
Chairman and President